UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-2609100
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

290 Woodcliff Drive

Fairport, New York 14450

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
Class A common stock, par value $0.01 per share	New York State Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: File No.: 333-175309

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information relating to the Class A common stock, par value $0.01 per share, of Manning & Napier, Inc. (the “Registrant”), set forth under the heading “Description Of Capital Stock” in the Registrant’s prospectus, which constitutes a part of the Registrant’s Registration Statement on Form S-1 (File No.: 333-175309), filed under the Securities Act of 1933, as amended, as amended by any amendments to such Registration Statement and by any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to such Registration Statement, which information as so amended is hereby incorporated herein by reference.

Item 2. Exhibits.

Under the instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MANNING & NAPIER, INC.

By:	/s/ Richard B. Yates
Name:	Richard B. Yates
Title:	Chief Legal Officer and Secretary

Date: November 16, 2011